                                                                     EXHIBIT 3.4

                    RESTATED CERTIFICATE OF INCORPORATION OF

                             MONTEREY CARPETS, INC.

        Pursuant to Section 242 and 245 of the General Corporation Law at the State of Delaware, Monterey Carpets. Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"). does hereby certify that:

        (1) The Certificate of Incorporation of Corporation was filed in the office of the secretary of State of the State of Delaware on June 7, 1988 and a certified copy thereof was recorded in the. office of the Recorder of New Castle County, Delaware, on June 10, 1988; and the name under which the Corporation was originally incorporated was Monterey Carpets. Inc.

        (2) This Restated Certificate of Incorporation restates. integrates and further amends the Certificate of Incorporation of the Corporation.

        (3) The Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, is amended and restated hereby to read in full as follows;

        ARTICLE 1. The name of the corporation (hereinafter called the "corporation") is Monterey Carpets, Inc.

        ARTICLE 2. The address of its registered office in the State of Delaware is Corporation Trust Center. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        ARTICLE 3. The nature of the business or purpose. to be conducted or prompted by the Corporation is to engage in any lawful business, promote any lawful purpose, and engage in any lawful act or activity fur which corporations may be organized under the General Corporation Law of the State of Delaware.

        ARTICLE 4. This Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock," and referred to herein as either Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The number of .shares of Common Stock is 1,000,000, $.01 par value per share, and the number of shares of preferred Stock is 1,076,000, $.01 par value per share. The Preferred Stock may be issued from time. to time in one or more series. The Board of Directors is hereby authorized. except as to matters fixed as to Preferred Shares as hereinafter stated in this ARTICLE 4, to determine or alter the rights. preferences, privileges sad restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limitations and restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding), the number of shares of any such series subsequent to the issue of shares of that series, and to determine the designation of any series and to fix the number of shares of any series.

        The following is a statement of the designations, powers, privileges, preferences and relative, participating, optional or other special rights. and the qualifications, limitations or restrictions relating to the Common Stock, the Series A Preferred Stock (sometimes hereinafter referred to a; the "Series A Stock") sad the Series B Preferred Stock (sometimes hereinafter referred to as the "Series B Stock"):

Section 1:     DESIGNATION.

               The Preferred Stock shall be issued in two series. The first such series shall be designated Series A Preferred Stock and shall consist of One Hundred Ninety-Five Thousand (195,000) shares. The second such series shall be designated Series B Preferred Stock and shall consist of Eight Hundred Eighty-One Thousand (881,000) shares. Each share of Series A. Preferred Stock shall be identical in all respects to every other stare of Series A Preferred Stock. Each share of Series B Preferred Stock shall be identical in all respects to every other share of Series B Preferred Stock. Shares of Preferred Stock acquired by the Corporation shall he cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 2:     DIVIDENDS.

        (a)    CALCULATION OF DIVIDENDS ON SERIES B PREFERRED STOCK.

        (1) PERIOD OF ACCRUAL. Dividends on each share of Series B Stock shall accrue on the earlier to occur of (i) the date on which such share is redeemed pursuant to the provisions of Section 3 below, and (ii) the date of the liquidation and winding up of the Corporation (the "Series B Date of Accrual') in an amount equal to the cumulative dividends which would have accrued through such date, if such dividends had accrued cumulatively on a daily basis at the Dividend Rate for the Series B Stock (as defined below) on such share from and including the original issue date thereof to and including the Series B Date of Accrual, less any dividends actually declared and paid by the Corporation on such share prior to the Series B Date of Accrual.

        (2) RATE OF ACCRUAL. The Dividend Rate for the Series B Preferred Stock shall be ten percent (10%) per annum of the per share liquidation preference amount for such Series B Stock specified in Section 4(a)(l) hereinbelow.

        (b)    CALCULATION OF DIVIDENDS ON SERIES A PREFERRED STOCK.

        (1) PERIOD OF ACCRUAL. Dividends on each share of Series A Stock shall accrue on the earlier to occur of (i) the date on which such share is redeemed pursuant to the provisions of Section 3 below, and (ii) the date of the liquidation and winding up of the Corporation (the "Series A Date of Accrual") in an amount equal to the cumulative dividends which would have accrued through such date, if such dividends had accrued cumulatively on a daily basis at the Dividend Rate for the series A stock (as defined below) on such share from and including the original issue date thereof to and including the Series A Date of Accrual, less any dividends actually declared and paid by the Corporation on such share prior to the Series A Date of Accrual.

        (2) RATE OF ACCRUAL. The Dividend Rates for the Series A Preferred Stock shall be ten percent (10%) per annum of the per share liquidation preference amount far such Series A Stock specified in Section 4(s)(2) hereinbelow.

        (c)    PAYMENT OF DIVIDENDS.

        (1) PAYMENT OF DIVIDENDS ON SERIES B STOCK. The corporation shall pay to each holder of Series B Stock on the Series B Date of Accrual with respect to shares of Series B Stock held by such holder any and all dividends which have accrued through such date an such holder's Series B stock. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Stock, such payment shall be distributed pro rata among the holders of Series B Preferred Stock in proportion to the total dividend then accrued and unpaid with respect to each such holder.

        (2) PRIORITY OF DIVIDENDS ON SERIES B STOCK. No dividend at other distribution (other than dividends of Common Stock on the Common Stock of the Corporation) shall be paid. or declared and set apart for payment on the shares of any other class or series of capital stuck of the Corporation unless and until there shall first have been declared and paid on each share of the Series B Stock, dividends in an amount quit to (A) the cumulative dividends which would have accrued from the date of original issue of the Series B Stock through the record date of such dividend or distribution on such other class or series of shares (which shall be a date within at least 30 days of the date of payment of such dividend), if dividends an the Series B Stock had accrued and accumulated at the rate and in the manner specified in Section 2(a) above from the date of original issue of the Series B Stock to and including such record date, less (B) any dividends actually declared and paid on the Series B Stock prior to such record date.

        (3) PAYMENT OF DIVIDENDS ON SERIES A STOCK. Subject to the provisions of Sections 2(c)(2) above and 2(c)(4) below, the Corporation shall pay to each holder of Series A Stock on the Series A Date of Accrual with respect to shares of Series A Stock held by such holder any and all dividends which have accrued through such date on such holder's Series A Stock. If, after payment of any and all dividends then accrued on the Series B Stock, the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders of Series A Preferred Stock in proportion to the total dividend amount then accrued on such stock with respect to each such holder.

        (4) PRIORITY OF DIVIDENDS ON SERIES A STOCK. No dividend or other distribution (other than (i) dividends on the Series B Preferred
Stock, (ii) redemptions of Series B Preferred Stock permitted or required by section 3(a) or Section 3(b) below, and (iii) dividends of Common Stock on the Common Stock of the Corporation) shall be paid, or declared and set apart for payment on the shares of any class or series of capital stock of the Corporation unless and until there shall first be declared and paid on each share of the Series A Stock, in the manner specified in paragraph (3) of this Section 2(c), a dividend in an amount equal to (A) the cumulative dividends which would have accrued from the date of original issue of the Series A Stock through the record date of such dividend or distribution on such other class or series of shares (which shall be a date within at least 30 days of the date of payment of such dividend), if such dividends on the Series A Stock had accrued and accumulated at the rate and in the manner specified in Section 2(b) from the date of original issue of the Series A Stock to and including such record date, less (B) any dividends actually declared and paid on the Series A Stock prior to such record date.

Section 3:     REDEMPTION.

        (a)    OPTIONAL REDEMPTION

        (1) OPTIONAL REDEMPTION OF SERIES B STOCK. Subject to and in the manner specified by the provisions of this Section 3, and unless prevented by the provisions of Section 3(c), at any time or from time to time after the date of original issue of the Series B Stock, the Corporation may at its option, redeem the Series B Stock in whole or in part, at a purchase price equal to 100% of the liquidation preference (calculated in accordance with section 4(a)(1) below) of such shares (with respect to the Series B Stock, the "Optional Redemption Price") plus the dividends accrued thereon as determined in accordance with Section 2(a) above. In the event of an optional redemption pursuant to this Section 3(a) (1) of only a part of the outstanding shares of Series B Stock, the Corporation shall effect such redemption pro rata among the holders of record of Series B Stock in proportion to each such holder's number of shares of record of Series B Stock.

        (2) OPTIONAL REDEMPTION OF SERIES A STOCK. Subject to and in the manner specified by the provisions of this Section 3 and unless prevented by the provisions of Section 3(c), at any time or from time to time after the date of original issue of the Series B Stock, the Corporation may at its option, redeem the Series B Stock in whole or in part, at a purchase price equal to 100% of the liquidation preference (calculated in accordance with Section 4(a)(1) below) of such shares (with respect to the Series B Stock, the "Optional Redemption Price") plus the dividends accrued thereon as determined in accordance with
Section 2(a) above. In the event of an optional redemption pursuant to this
Section 3(a)(1) of only a part of the outstanding shares of Series B Stock, the Corporation shall effect such redemption pro rata among the holders of record of Series B Stock in .proportion to each such holder's number of shares of record of Series B Stock.

        (b)    MANDATORY REDEMPTION OF SERIES A STOCK.

        Subject to and: in the manner specified by the provisions of the section 3, and, unless prevented by the provisions of Section 3(c), each holder of any share of Series B Preferred Stock shall be entitled to require the Corporation to redeem, at the option of such holder, up to the percentage of the total number of Series B Preferred Shares held by such holder as set forth below.

                                                      Percentage of Holder's
Date on which Series B                                Series B Stock Redeemable
Stock Becomes Madatorily Redeemable                   as of Such Date
-----------------------------------                   --------------------------
June 30, 1994                                          12.5% *
September 30, 1994                                     25.0% *
December 31. 1994                                      37.5% *
March 31, 1995                                         50.0% *
June 30. 1995                                          62.5% *
September 30, 1995                                     75.0% *
December 31, 1995                                      87.5% *
March 31, 1996                                        100.0% *

---------------------
     * or such lesser percentage as shall be equal to the scheduled percentage less the percentage of Series B Stock of such holder previously redeemed.

(For example between June 30, 1994 and September 29, 1994, subject to the provision of this Section 3 and unless prevented by the applicable provisions of Section-3(c), a holder of Series B Stock shall be entitled to require the Corporation to redeem up to 12.5% of the total number of the Series B stock then held by such holder, but only out of funds legally available therefore. On September 30, 1994 that percentage will automatically increase to 25%, less any portion of such shares that have been previously redeemed.)

        Such option shall be exercised upon forty-five days' written notice (a. "Mandatory Redemption Notice") to the Corporation by any holder or holders of Series B Stock, which notice shall state such holder's intention to exercise the redemption right set forth herein, the number of shares of Series B Stock sought to be redeemed, the number of shares of Series B Stock, if any, of such holder previously redeemed by the Corporation, the total numbers of shares held by such holder prior to any redemption of such shares and the date, for the redemption of such shares (any such date, which shall be at least forty-five (45) days after the date of such Mandatory Redemption Notice, being hereinafter referred to as a "Mandatory Redemption Date"). Within five (5) days after receipt of any Mandatory Redemption Notice, the Corporation shall notify all other holders of Series B Stock of such Mandatory Redemption Notice and each such holder shall have the right, exercisable by written notice to the Corporation no later than twenty (20) days prior to the Mandatory Redemption Date, to request that such number of such holder's shares of Series B Stock as specified in such written notice to the Corporation (up to the number as to which such right is then applicable as set forth in the Schedule above) be redeemed by the Corporation on the Mandatory Redemption Date. The amount per share of Series B Stock at which the shares of Series B Stock are to be redeemed pursuant to this Section 3(b) on any Mandatory Redemption Date by the Corporation shall be an amount equal to 100% of the amount of the liquidation preference of each such share, as specified in Section 4(a)(1) plus the dividends that will have accrued thereon in accordance with Section 2(a) above. The total sum payable per share of Series B Stock an any Mandatory Redemption Date is hereinafter referred to as the "Mandatory Redemption

Price," and any payment to be made is hereinafter referred to as the Mandatory Redemption Payment," as to any holder of Series B Stock. In the event that as of the relevant Mandatory Redemption Date, the Corporation does not have funds lawfully available and sufficient to redeem all shares of Series B Stock submitted by holders thereof to the Corporation for redemption on such Mandatory Redemption Date in accordance with this section 3(b), the Corporation shall effect such redemption pro rata among such holders in proportion to each such holder's number of shares being submitted for redemption.

        on and after any Mandatory Redemption Date (unless default shall be made by the Corporation in the payment of the applicable Redemption Price as hereinafter provided, in which event such rights shall be exercisable until such default is cured), all rights in respect of the shares of Series B Preferred Stock to be redeemed, except the right to receive the applicable Mandatory Redemption Price as hereinafter provided, shall cease and terminate, and such shares shill no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

        Notice of any exercise of the redemption right pursuant to this Section 3(b) shall be sent by first-class certified mail, return-receipt requested, postage prepaid, to the Corporation. At any time on or after the Redemption Date, the holders of record of shares of Series B Preferred Stock requesting such Preferred Stock to be redeemed on such Mandatory Redemption Date in accordance with this Section 3(b) shall be entitled to receive the applicable Mandatory Redemption Price upon actual delivery to the Corporation or it; agents of the certificates representing the shares to be redeemed. If upon any redemption the assets of the Corporation legally available for redemption shall be insufficient to pay the holders of the shares of Series B Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Series B Preferred Stock requesting redemption shall share ratably in any such redemption according to the respective amounts which would be payable in respect of such shares requested to be redeemed by each holder thereof if all amounts payable on or with respect to such shares were paid in full.

        (c)    ADDITIONAL PROVISIONS WITH RESPECT TO REDEMPTION OF PREFERRED
               STOCK.

        (1) CERTAIN RESTRICTIONS ON REDEMPTIONS. The Corporation shall not redeem any Series A Preferred Stock or Series B Preferred Stock which the Corporation does not have funds lawfully available and sufficient to redeem. The Corporation shall not redeem any Series A Preferred Stock or Series B Preferred Stock if such redemption would violate any loan agreement, credit agreement or other agreement to which the Corporation is a party or by which it is subject, PROVIDED, HOWEVER, that such redemption shall be allowed if the Corporation has obtained all necessary consents to such payment or waivers of any such violation from all parties to such agreements to the extent required by such agreements. The Corporation shall use diligent efforts to obtain any such consents or waivers. The Corporation shall not redeem any shares of Series A Preferred Stock while any Series B Preferred Stock remains outstanding. Unless all then outstanding stares of Series B Preferred Stock are redeemed for en amount equal to the applicable Redemption Price at the time of redemption, the Corporation shall not redeem any Series B Stock unless and until all accrued or accumulated dividends on stares of Series B Preferred Stock that are not being redeemed, which dividends would have accrued from the date of original issue of the Series B Stock through the date, of such redemption, if dividends on the Series B Stock bad accrued and accumulated at the rate and in the manner specified in Section 2(a) from the date of original issue of the Series B Stock to sad including such redemption date LESS any dividends actually declared and paid on Series B Stock prior to such redemption, shall have been paid. Unless all then outstanding shares of Series A Preferred Stock are redeemed for an amount equal to the applicable Redemption Price at the time of redemption, the Corporation shall not redeem any Series A Stock unless and until all accrued at accumulated dividends on shares of Series A Preferred Stock that at. not being redeemed, which dividends would have accrued from the date at original issue of the Series A Stock through the date of such redemption, if dividends on the Series A Stock had accrued and accumulated at the rate and in the manner specified La Section 2(b) from the date of original issue of the Series B Stock to and including such redemption date LESS any dividends actually declared and paid on Series A Stock prior to such redemption, shall have been paid or declared and a sum sufficient for the payment thereof set apart. So long as any Series A Preferred Stock or Series B Preferred Stock shall remain outstanding, and any of such accrued or accumulated dividends on either Series A Preferred Stock or Series B Preferred Stock remain unpaid, the Corporation shall not redeem, purchase or otherwise acquire any shares of any class of stock of the Corporation. other than through
(A) redemption of Series B Preferred Stock or Series A Preferred Stock in compliance with this paragraph (1) and the other provision of this Section 3 or
(B) repurchase of not to exceed $25,000 in say fiscal year of shares of Common Stock held by employees, officers, directors or consultants pursuant to the terms and provisions of agreements approved by the Board of Directors at the time of issuance of such shares.

        (2) OPTIONAL REDEMPTION NOTICES. The Corporation shall, not less than thirty (30) days nor more than sixty (60) days prior to the date for any optional redemption of any Preferred Stock pursuant to Section 3 (a)(1) or
Section 3(a)(2) above ("Optional Redemption Date"), deliver written notice ("Optional Redemption Notice"), by first class certified mail, postage prepaid, to each holder of record of Preferred

Stock to be redeemed at the holder's post office address last shown on the records of the Corporation. The Optional Redemption Notice shall state:

               (A) Whether all or less than all of the outstanding shares of the Preferred Stock are to be redeemed and the total number of shares being redeemed;

               (B) The number at shares of Preferred Stock held by the holder which the Corporation intends to redeem;

               (C) The Optional Redemption Date and Optional Redemption Price;
and

               (D) The time and 'manner in, and place at, which the holder is to surrender to the Corporation such holders' certificate or certificates representing the shares of Preferred Stock to be redeemed.

        (3) SURRENDER OF STOCK. Each holder of shares of Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the time, in the manner and at the place designated in the Optional Redemption Notice or the Mandatory Redemption Notice, as the case may be, and thereupon the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, or to such payee as such owner may designate in writing to the Corporation prior to the Optional Redemption Date or Mandatory Redemption Date, as the case may be, and each surrendered certificate shall be cancelled and retired. In the event fewer than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder of such shares.

        (4) DEPOSIT OF FUNDS; TERMINATION OF RIGHTS. At least one (1) business day prior to the Optional Redemption Date or Mandatory Redemption Date, as the case may be, the Corporation shall deposit at an office in California of any bank or trust company having a capital and surplus of at least $l00,000,000, as a trust fund, a sum equal to the aggregate Optional Redemption Price or Mandatory Redemption Price, as the. case may be, of all shares of the Preferred Stock called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Optional Redemption Price or Mandatory Redemption Price, as the case cay be, to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares of Preferred Stock called for redemption and not yet redeemed and from and after the Optional Redemption Date or Mandatory Redemption Date, as the case may be, such shares shall be deemed to be redeemed and no longer outstanding, the accrual of dividends thereon shall cease, and the holders thereof shall cease to be shareholders with respect to such shares and have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares, without interest, upon surrender of their certificates therefor. Any moneys so deposited and unclaimed at the end of six (6) months from the Optional Redemption Date or Mandatory Redemption Date, as the case may be, shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled only to receive payment of the Optional Redemption Price or Mandatory Redemption Price, as the case may be, from the Corporation, without interest.

Section 4:     LIQUIDATION PREFERENCES.

        (a) RIGHTS OF PREFERRED STOCK. In the event of any Liquidation of the Corporation (as hereinafter defined):

        (1) FIRST PRIORITY OF SERIES B STOCK. The holders of shares of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of stares of any other class or series of capital stock of the Corporation by reason of their ownership thereof, an amount equal to $1.00 per share of Series B Preferred Stock (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) (the "Series B Liquidation Preference"); plus the cumulative dividends payable in accordance with and in the manner specified in Section 2(a) above, LESS any dividends actually declared and paid on the Series B Preferred Stock prior to the Series B Date of Accrual. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, than the entire assets end funds of the corporation legally available for distribution stall be distributed among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.

        (2) SECOND PRIORITY OF SERIES A STOCK. After the requirements of subparagraph (1) above of this Section 4(a) have been satisfied, the holders of shares of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount equal to $10.00 per share of Series A Preferred Stock (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) (the "Series A Liquidation Preference"); plus the cumulative dividends payable in accordance with and in the manner specified in
Section 2(b) above, LESS any dividends actually declared and paid on the Series A Preferred Stock prior to the Series A Date of Accrual. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, than the entire assets and funds of the Corporation legally available for distribution shall be distributed among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.

        (3) DEFINITION OF LIQUIDATION. Fur purposes of this Section 4, the term "Liquidation" shall mean (i) a liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary; (ii) a consolidation or merger of the Corporation with or into any other corporation or other entity or person or any other corporate reorganization in which the Corporation shall not be the continuing or surviving entity or in which the Corporation is the Continuing or surviving entity, but the holders of its voting shares immediately prior to the merger or consolidation hold less than 50% of the voting shares of the Corporation after such merger or consolidation; (iii) a sale, conveyance or other disposition of all or substantially all of the assets, property or. business of the Corporation; or (iv) the effectuation by the Corporation of a transaction or series of related transactions in which it issues more than 50% of the voting power of the Corporation for the purpose of combining with or being acquired by one or more corporations or other entities or persons.

        (4) PROCEDURE FOR LIQUIDATION. In the event of any Liquidation, the Corporation shall, within ten (10) days after the date on which the Board of Directors approves such action, twenty (20) days prior to any stockholders' meeting called to approve such action, or. twenty (20) calendar days after the commencement of any involuntary proceeding, whichever is earliest, give each holder of record of Preferred Stock written notice of such proposed action, and shall also notify such holders in writing of the final approval of such action. The first of such notices shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and/or other property to be received by the holders of Preferred Stock Upon the consummation of the proposed action and the proposed date of delivery thereof, and the manner and basis of compliance with the provisions of this Section 4(a). If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly given written notice to each holder of Preferred Stock of such material change. The Corporation shall not consummate any Liquidation before the expiration of twenty (20) days after the mailing of the initial notice provided for herein or ten (10) days after the Corporation has given subsequent written notice of any material change, whichever is later; provided, however, that any such period may be shortened upon the written consent of the holders of a majority of the Series A Preferred Stock and the holders of a majority of the Series B Preferred Stock then outstanding.

        (5) DISTRIBUTIONS OTHER THAN CASH. In the event of any Liquidation which will involve the distribution of assets other then cash, any securities or other property to be delivered to the holders of the Preferred Stock shall be valued as follows:

               (A) Securities not subject to investment letter or other similar restrictions on free marketability:

                    (I) If traded on a securities exchange or in the NASDAQ National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                    (II) If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices reported by NASDAQ over the 30-day period ending three (3) days prior to the closing; and

                    (III) Securities subject to investment letter or other similar restrictions on free marketability or other property shall be valued at the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation. Notice of such valuation shall be given to the holders of the then outstanding shares of Preferred Stock within five (5) days of such determination. The holders of shares of Preferred Stock shall have ten
(10) days in which .to notify the Company of any dispute with respect to such valuation.

In the event a majority of the holders of the Series A Stock or the Series B Stock file such notice of dispute, the Corporation and the holders of not less than a majority of the outstanding share; of the. objecting series shall each select an appraiser therefor who shall jointly select an appraiser whose determination of such value shall be final. The Corporation shall bear the costs of such appraisal.

        (6) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

        (b) DISTRIBUTIONS IN LIQUIDATION ON COMMON STOCK. After compliance with all the provisions of Section 4(a), any remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably to the holders of the Common Stock, based upon the total shares held by such holders.

Section 5:     VOTING RIGHTS.

        Except as otherwise provided by law or as expressly set forth herein, shares of Series A Stock and Series B Stock shall be nonvoting.

Section 6:     PROTECTIVE PROVISIONS.

        In addition to any of the rights provided by law, so long as any shares of Series A or Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A and the holders of a majority of the then outstanding shares of the Series B Stock, each voting as a separate class:

        take any action which alters or change; any of the rights, privileges and preferences of, or the restrictions provided for the benefit of, such Series of Preferred Stock;

        increase the authorized number of shares of Preferred Stock, or any series thereof;

        take any action which rates any new class or series of shares having any preference or priority to or being on a parity with any such preference or priority of the Series A or Series B Stock;

        sell, convey, lease or otherwise dispose of or encumber all or substantially all of the Corporation's property or business, or the property or business of any subsidiary; reorganize or merge into or consolidate with any other corporation or other entity or person (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which, in connection with any merger or consolidation or purchase of all or substantially all of the assets of any other corporation or entity or other reorganization, it issues more than 50% of the voting power of the Corporation, and the holders of the shares of voting stock of the Corporation prior to such merger or consolidation will hold less than 50% of the voting shares of the Corporation immediately after such merger or consolidation.

        take any action or consummate any transaction which would result in a dividend to the holders of the Series A or Series B Stock other than the dividends payable pursuant to Section 2 above;

        declare or pay any dividend (other than in shares of Common Stock) on its Common Stock or other equity securities junior to the Series A or Series B Stock or make any of the distribution with respect thereto; or

        redeem, repurchase or otherwise acquire any shares of the common stock of the Corporation, except for (a) repurchases in an amount not to exceed $25,000 in any fiscal year of shares of Common Stock held by or to be issued to employees, officers, directors of or consultants to the Corporation which are subject to agreements approved by the Corporation's Board of Directors at the time of issuance under which the Corporation has a right of first refusal with respect to such Shares or the option or obligation to repurchase such Shares upon occurrence of certain events.

        ARTICLE 5. For the management of the business and for the conduct of the affairs of the Corporation, it is provided:

        The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of Directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

        After the original or other Bylaws of the Corporation have been adopted, amended or repealed, as the case maybe, in accordance with the provisions of
Section 109 of the General Corporation Law of the State of Delaware; and, after the Corporation his received any payment for any of its stock, the power, to adopt, amend or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation: provided, however, that any provision for the classification of directors of the Corporation for the staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

        ARTICLE 6. The name and mailing address of the incorporator is:

             V.A. Brockens
             Corporation Trust Center
             1209 Orange Street
             Wilmington. Delaware 19101

        ARTICLE 7. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

        If the General Corporation law of the State of Delaware is amended after the date of the filing of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, than the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No repeal or modification of this ARTICLE 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such repeal or modification.

        The Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under applicable law through bylaw provisions or through agreements with the directors and officers of the Corporation or both.

        ARTICLE 8. From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to this provision of this
ARTICLE 8.

               (4) The foregoing Restated Certificate of Incorporation has been approved by majority vote of the Board of Directors of the Corporation in accordance with the provisions of Section 141(c) of the Delaware General Corporation Law.

               (5) The foregoing Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by written consent of the holders of the majority of the outstanding stock of each class of stock of the Corporation entitled to vote thereon pursuant to Section 228(a) of the General Corporation Law of the State of Delaware and written notice has been given pursuant to Section 228(d) of the General Corporation Law of the State of Delaware to each stockholder of each class of stock of the Corporation who did not So consent.

        IN WITNESS WHEREOF, MONETERY CARPETS, INC. has caused this Certificate to be signed by LARRY JONES, its President, and attested by JAMES SUGDEN, its Secretary, this 27TH day of JANUARY, 1993.

                                             MONTEREY CARPETS, INC.

                                             By: /s/ Larry Jones
                                                 -------------------------
                                                    Larry Jones, President

ATTEST:

By: /s/ James Sugden
    ------------------------
     James Sugden, Secretary

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 08:30 AM 02/03/1993
                                                          932375147 - 2163009

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             MONTEREY CARPETS, INC.

               Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Monterey Carpets, Inc., a corporation organized and .existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        (1) That the following amendments to the Certificate of Incorporation of the Corporation have been duly adopted by the board of directors of the
Corporation:

        The first paragraph of ARTICLE 4 of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

               "ARTICLE 4. This Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock," and referred to herein as either Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The number of shares of Common Stock is 1,000,000, $.01 par value per share, and the number of shares of Preferred Stock is 1,086,000, $.01 par value per share. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, except as to mattes fixed as to Preferred Shares as hereinafter stated in this ARTICLE 4, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limitations and restrictions stated in this resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding), the number of shares of any such series subsequent to the issue of shares of that series, and to determine the designation of any series to fix the number of shares of any series."

        Section 1 of ARTICLE 4 of the Certificate of Incorporation of the Corporation ii hereby amended to read in its entirety a follows:

        "Section 1: DESIGNATION

                    The Preferred Stock shall be issued in two series. The first such series shall be designated Series A Preferred Stock and shall consist of Two Hundred Five Thousand (205,000) shares. The second such series shall be designated Series B Preferred Stock and shall consist of Eight Hundred Eighty-One Thousand (88l,000) shares. Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock. Each share of Series B Preferred Stock shall be identical in all respects to every other share of Series B Preferred Stock. Shares of Preferred stock acquired by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series."

        Section 3(b) (1) of ARTICLE 4 of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

        "           (1)  Subject to and in the manner specified by the.
        provisions of the Section 3, and, unless prevented by the provisions of
        Section 3(c), on and after the fifth anniversary of the original issue date thereof, each holder of any share of series B Preferred Stock shall be entitled to require the Corporation to redeem, at the option of such holder, any or all at such shares held by such holder."

        Section 3(b) (2) of ARTICLE 4 of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows

        "           (2) Such option .shall be exercised upon forty-five days'
        written notice (a "Mandatory Redemption Notice") to the Corporation by any holder or holders of Series B Stock, which notice shall state such holder's intention to exercise the redemption right set forth herein, the number of shares of Series B Stock sought to be redeemed, the number of shares of Series B Stock, if any, of such holder previously redeemed by the Corporation, the total number of shares held by such holder prior to any redemption of such shares and the date for the redemption of such shares (any such date, which shall be at least forty-five (45) days after the date of such Mandatory Redemption Notice, being hereinafter referred to as "Mandatory Redemption Date"). Within five (5) days after receipt of any Mandatory Redemption Notice the Corporation shall notify all other holders of Series B Stock of such Mandatory Redemption Notice and each such holder shall have the right, exercisable by written notice to the Corporation no later than twenty (20) days prior to the Mandatory Redemption Date to request that such number of such holder's shares of Series B Stock as specified in such written notice to the Corporation be redeemed by the Corporation on the Mandatory Redemption Date. The amount per share of Series B Stock at which the shares of Series B Stack are to be redeemed pursuant to this Section 3(b) on any Mandatory Redemption Date by the Corporation shall be an amount equal to 100% of the amount of the liquidation preference of each such share, as. specified in
        Section 4(a)(1), plus the dividends that will have accrued thereon in accordance via Section 2(a) above. The total sum payable per share of Series B Stock on any Mandatory Redemption Date is hereinafter referred to as the "Mandatory Redemption Price," and any payment to be made ii hereinafter referred to as the "Mandatory Redemption Payment," as to any bolder of Series B Stock. In the event that as of the relevant Mandatory Redemption Date, the Corporation doss not have funds lawfully available and sufficient to redeem all shares of Series B Stock submitted by holders thereof to the Corporation for redemption on such Mandatory Redemption Date in accordance with this
        Section 3(b), the Corporation shall effect such redemption pro rata among such holders in proportion to each such holder's number of shares being submitted for redemption."

        (2) That the foregoing amendments to the Certificate of Incorporation of the Corporation were duly approved and adopted by the required number of shareholders of each class of common stock of the Corporation in accordance with
Section 242 of the General Corporation Law of the State of Delaware by written consent of the holders of the majority of the outstanding stock of each class of stock of the Corporation entitled to vote thereon pursuant to Section 228(a) of the General Corporation Law of the State of Delaware. Written notice has bean given pursuant to Section 228(d) of the General Corporation Law of the Stats of Delaware to each stockholder of each class of stock of the Corporation who did not so consent.

               IN WITNESS WHEREOF, MONTEREY CARPETS, INC., has caused this Certificate of Amendment to be signed by LARRY JONES, its President, and attested by JAMES SUGDEN, its Secretary, this 19TH day of August, 1993.

                                                 MONTEREY CARPETS, INC.

                                                 By: /s/ Larry Jones
                                                     ---------------------------
                                                     Larry Jones, President

ATTEST:

By: /s/ James Sugden
    -------------------------------
    James Sugden, Secretary

                             MONTEREY CARPETS, INC.
                            (A DELAWARE CORPORATION)

        This Certificate of Merger is submitted to the Secretary of State of the State of Delaware pursuant to Section 251(c) of the Delaware General Corporation Law (the "DGCL"), and it is hereby certified that:

        (3) Monterey Merger Company, Inc. ("Sub") is a corporation that is incorporated in the State of Delaware. Monterey Carpets, Inc. ("Monterey") is a corporation that is incorporated in the State of Delaware.

        (4) (a) Sub and Monterey are parties to an Agreement and Plan of Merger. dated as of June 4, 1999, among Collins & Aikrnan Floorcoverings, Inc., a Delaware corporation ("Parent"), Sub and Monterey (the "Merger Agreement"). The Merger Agreement provides for a merger in which: (i) Sub shall be merged with and into Monterey, (ii) Monterey shall be the surviving corporation (the "Surviving Corporation"), and (iii) the separate existence of Sub shall cease (the "Merger"). Together, Monterey and Sub are the "Constituent Corporations" in the Merger.

               (b) The Merger Agreement has been approved, adopted, certified, executed and acknowledged by both of the Constituent Corporations in accordance with Section 251 of the DGCL.

               (c) The Merger Agreement was approved by the Board of Directors of Sub with the Board of Directors of Sub indicating the advisability of the Merger and submitting the Merger Agreement to Parent, as the sole stockholder of Sub, for approval. The Merger Agreement was approved by Parent as the sole stockholder of Sub pursuant to a written consent of the sole stockholder pursuant to Section 228 of the DGCL executed and delivered by a duly authorized officer of Parent.

               (d) The Merger Agreement was approved by the Board of Directors of Monterey with the Board of Directors of Monterey indicating the advisability of the Merger and submitting the Merger Agreement to the stockholders of Monterey, for approval. The Merger Agreement was approved by written consent of the stockholders of Monterey pursuant to Section 228 of the DGCL.

        (5) The name of the Surviving Corporation is Monterey Carpets, Inc.

        (6) Except as set forth below, the certificate of incorporation of Monterey. as in effect immediately prior to the effective time of the Merger, shall be the certificate of incorporation of the Surviving Corporation. As contemplated by the Merger Agreement and upon effectiveness of the Merger, the certificate of incorporation of the Surviving Corporation shall be amended to delete Article 4 of the certificate of incorporation in its entirety and substitute, in lieu thereof, the following:

        "ARTICLE 4. The total number of shares which the Corporation shall have the authority to issue is 5,000 shares of Common Stock, and the par value of each share is $0.01 per share."

        (7) The Bylaws of Monterey, as in effect immediately prior to the effective time of the Merger, shall be the Bylaws of the Surviving Corporation.

        (8) The executed Merger Agreement is on file at an office of the Surviving Corporation located at 311 Smith Industrial Boulevard, Dalton, Georgia 30721. A copy of the executed Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the Constituent Corporations.

        (9) The effective time of this Certificate of Merger, and the time when the Merger shall become effective, shall be the time that this Certificate of Merger is filed with the Secretary of State of Delaware.

Signed on June 28, 1999

                                             MONTEREY CARPETS, Inc.

                                             By:  /s/ Larry C. Jones
                                                  ------------------------------
                                                  Larry C. Jones
                                                  President
AGREED:

    MONTEREY MERGER COMPANY, INC.

    By: /s/ Darrel V. McCay
       ----------------------
         Darrel V. McCay

         Vice President

    COLLINS & AIKMAN FLOORC0VERINGS, INC.

    By: /s/ Darrel V. McCay
       ----------------------
         Darrel V. McCay

         Chief Financial Officer

                              CERTIFICATE OF MERGER
                                       OF

                          MONTEREY MERGER COMPANY, INC.

                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                             MONTEREY CARPETS, INC.
                            (A DELAWARE CORPORATION)

        This Certificate of Merger is submitted to the Secretary of State of the State of Delaware pursuant to Section 251(c) of the Delaware General Corporation Law (the "DGCL"), and it is hereby certified that:

        (10) Monterey Merger Company, Inc. ("Sub") is a corporation that is incorporated in the State of Delaware. Monterey Carpets, Inc. ("Monterey") is a corporation that is incorporated in the State of Delaware.

        (11) (a) Sub and Monterey are parties to an Agreement and Plan of Merger. dated as of June 4, 1999, among Collins & Aikman Floorcoverings, Inc., a Delaware corporation ("Parent"), Sub and Monterey (the "Merger Agreement"). The Merger Agreement provides for a merger in which: (i) Sub shall be merged with and into Monterey, (ii) Monterey shall be the surviving corporation (the "Surviving Corporation"), and (iii) the separate existence of Sub shall cease (the "Merger"). Together, Monterey and Sub are the "Constituent Corporations" in the Merger.

               (b) The Merger Agreement has been approved, adopted, certified executed and acknowledged by both of the Constituent Corporations in accordance with Section 251 of the DGCL.

               (c) The Merger Agreement was approved by the Board of Directors of Sub with the Board of Directors of Sub indicating the advisability of the Merger and submitting the Merger Agreement to Parent, as the sole stockholder of Sub, for approval. The Merger Agreement was approved by Parent as the sole stockholder of Sub pursuant to a written consent of the sole stockholder pursuant to Section 228 of the DGCL executed and delivered by a duly authorized officer of Parent.

               (d) The Merger Agreement was approved by the Board of Directors of Monterey with the Board of Directors of Monterey indicating the advisability of the Merger and submitting the Merger Agreement to the stockholders of Monterey, for approval. The Merger Agreement was approved by written consent of the stockholders of Monterey pursuant to Section 228 of the DGCL.

        (12)   The name of the Surviving Corporation is Monterey Carpets, Inc.

        (13) Except as set forth below, the certificate of incorporation of Monterey. as in effect immediately prior to the effective time of the Merger, shall be the certificate of incorporation of the Surviving Corporation. As contemplated by the Merger Agreement and upon effectiveness of the Merger, the certificate of incorporation of the Surviving Corporation shall be amended to delete Article 4 of the certificate of incorporation in its entirety and substitute, in lieu thereof, the following:

        "ARTICLE 4. The total number of shares which the Corporation shall have the authority to issue is 5,000 shares of Common Stock, and the par value of each share is $0.01 per share."

        (14) The Bylaws of Monterey, as in effect' immediately prior to the effective time of the Merger, shall be the Bylaws of the Surviving Corporation.

        (15) The executed Merger Agreement is on file at an office of the Surviving Corporation located at 311 Smith Industrial Boulevard, Dalton, Georgia 30721. A copy of the executed Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the Constituent Corporations.

        (16) The effective time of this Certificate of Merger, and the time when the Merger shall become effective, shall be the time that this Certificate of Merger is filed with the Secretary of State of Delaware.

Signed on June 28, 1999

                                             MONTEREY CARPETS, Inc.

                                             By:   /s/ Larry C. Jones
                                                   ------------------------
                                                   Larry C. Jones
                                                   President
AGREED:

    MONTEREY MERGER COMPANY, INC.

    By: /s/ Darrel V. McCay
       ----------------------
         Darrel V. McCay

         Vice President

    COLLINS & AIKMAN FLOORC0VERINGS, INC.

    By: /s/ Darrel V. McCay
       ----------------------
         Darrel V. McCay

         Chief Financial Officer

                                       27